SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

June 15, 2010
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	1-7349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation
Current Report on Form 8-K
Dated June 21, 2010

Item 2.05.	Costs Associated with Exit or Disposal Activities

On June 15, 2010, Ball Corporation issued the press release attached as Exhibit 99.1 stating the company would record an after-tax loss of approximately $80 million in 2010 related to the divestiture of its plastic packaging, Americas segment.  The loss will primarily be composed of a goodwill impairment charge which will occur in the second quarter of 2010.  For further information on the divestiture related loss, please refer to Exhibit 99.1 attached to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)         Exhibits.

The following is furnished as an exhibit to this report:

Exhibit 99.1        Ball Corporation Press Release dated June 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Scott C. Morrison
	Name:	Scott C. Morrison
	Title:	Senior Vice President and
Chief Financial Officer

Date:           June 21, 2010

Ball Corporation
Form 8-K
June 21, 2010

EXHIBIT INDEX

Description	Exhibit

Ball Corporation Press Release dated June 15, 2010.	99.1